Exhibit 32(i)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-K filed by Select Bancorp, Inc. (the “Issuer”) for the year ended December 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date: March 31, 2015	/s/ William L. Hedgepeth II
William L. Hedgepeth II
Principal Executive Officer